EXHIBIT 99.2

NOTICE OF GUARANTEED DELIVERY

TEXAS INDUSTRIES, INC.

For Tender of

Any and All Outstanding
10 1/4% Senior Notes Due 2011
In Exchange For
10 1/4% Senior Notes Due 2011
Which Have Been Registered Under The Securities Act of 1933
Pursuant to the Prospectus Dated                             , 2003

        This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for TXI’s 10 1/4% Senior Notes due 2011 (the “Notes”) are not immediately available, (ii) Notes, the Letter of Transmittal and all other required documents cannot be delivered to Wells Fargo Bank, N.A. (the “Exchange Agent”) on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See “The Exchange Offer — Guaranteed Delivery Procedures” in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Notes pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Notes (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                     , 2003 UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

WELLS FARGO BANK, N.A.

Delivery by Registered or Certified Mail: Wells Fargo Bank Minnesota, N.A. Corporate Trust Operations MAC N9303-121 P.O. Box 1517 Minneapolis, MN 55480-1517	Facsimile Transmissions: (Eligible Institutions Only) (612) 667-4929 To Confirm by Telephone or for Information Call: (800) 344-5128	Overnight Delivery or Regular Mail: Wells Fargo Bank Minnesota, N.A. Corporate Trust Operations Sixth and Marquette MAC N9303-12 Minneapolis, MN 55479

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

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Ladies and Gentlemen:

      The undersigned hereby tenders to Texas Industries, Inc., a Delaware corporation (“TXI”), upon the terms and subject to the conditions set forth in the Prospectus dated May 30, 2003 (as the same may be amended or supplemented from time to time, the “Prospectus”), and the related Letter of Transmittal (which together constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the aggregate principal amount of Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

Aggregate Principal Amount	Name(s) of Registered holder(s):

Amount Tendered:	$ *

Certificate No(s) (if available):

$

(TOTAL PRINCIPAL AMOUNT REPRESENTED BY NOTES CERTIFICATE(S))

If Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number:

Date:

*	Must be in integral multiples of $1,000.

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

PLEASE SIGN HERE

x	x

x	x
Signature(s) of Owner(s) or Authorized Signatory	Date

Area Code and Telephone Number:

      Must be signed by the holder(s) of the Notes as their name(s) appear(s) on certificates for Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by TXI, provide proper evidence satisfactory to TXI of such person’s authority to so act.

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PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

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GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an “eligible guarantor institution,” including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, government securities broker or government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (each of the foregoing being referred to as an “Eligible Institution”), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof) and any other required documents within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

      The undersigned acknowledges that it must deliver the Letter(s) of Transmittal (or facsimile thereof) and the Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm	Authorized Signature

Address	Title

Zip Code	(Please Type or Print)

Area Code and Telephone Number:                                                                                                           Date:

NOTE:	DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM. CERTIFICATES FOR NOTES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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